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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors of our report dated January 16, 2004 (except for Note 16, as to which the date is September 3, 2004), with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. for the year ended December 31, 2003 included in its Current Report on Form 8-K dated September 7, 2004, filed with the Securities and Exchange Commission.

Toledo, Ohio                                      /s/ ERNST & YOUNG LLP
November 29, 2004